Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	NEWPORT BEACH RENO SAN DIEGO SACRAMENTO SAN FRANCISCO SANTA BARBARA SANTA MONICA

October 27, 2015

Endologix, Inc.

2 Musick

Irvine, CA 92618

Re:	Registration Statement on Form S-3 (Filing No. 333-207615) of Endologix, Inc.

Ladies and Gentlemen:

We have acted as counsel for Endologix, Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-207615), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 26, 2015 (the “Registration Statement”) and which became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described in the Registration Statement.

This opinion letter updates and supplements our opinion letter dated October 26, 2015, filed as an exhibit to the Registration Statement. At your request, this opinion letter is being furnished to you for filing on a Current Report on Form 8-K of the Company dated October 27, 2015 (the “Form 8-K”) and incorporated by reference as Exhibit 5.1 to the Registration Statement. All assumptions, limitations, qualifications and exceptions set forth in our opinion letter dated October 26, 2015, filed as an exhibit to the Registration Statement, are incorporated by reference into this opinion letter.

Pursuant to the terms of the Registration Statement, the Company is offering an aggregate principal amount of up to $110,000,000 of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Securities”), which includes the additional $15,000,000 of the Securities that are to be sold pursuant to the exercise of an over-allotment option granted to the underwriters. The Securities are to be sold to the underwriter pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated October 27, 2015, by and among the Company and Piper & Jaffray Co., for sale to the public. The Securities are to be issued pursuant to the provisions of the Indenture, dated December 10, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as amended and supplemented by any supplemental indentures to be entered into between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate in connection with the authorization, issuance and sale of the Securities. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

In particular, we have examined copies of the following: (i) the amended and restated certificate of incorporation of the Company, as certified by the Secretary of State of the State of Delaware, (ii) the amended and restated bylaws of the Company, as amended, certified by the Secretary of the Company as of the date hereof, (iii) the Indenture, (iv) the form of the Securities, (v) the prospectus contained in the Registration Statement at the time it became effective (the “Base Prospectus”), (vi) the preliminary prospectus supplement, dated October 26, 2015, relating to the offering of the Securities, in the form filed with the Commission under Rule 430B and 424(b) promulgated under the Act (the “Preliminary Prospectus”), and (vii) the final prospectus supplement, dated October 27, 2015, relating to the offering of the Securities, in the form filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Final Prospectus”). The Final Prospectus, together with the Base Prospectus, are collectively referred to as the “Prospectus.”

As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Underwriting Agreement, the Indenture and the other documents and certificates delivered in connection therewith, certificates of officers of the Company, and certificates and advices of public officials. Although we have not independently verified the accuracy of such representations and certifications, we have no actual knowledge of any material misstatement or inaccuracy therein, and we have no reason to believe that you are not justified in relying on any such opinions or certificates.

Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

1. When (a) the Indenture has been duly executed and delivered by the Company and (b) the Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and the Underwriting Agreement and as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Company.

2. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized, and when issued upon conversion of the Securities in accordance with the terms of the applicable Indenture and the Securities, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following additional exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought. The opinions expressed herein as to the Indenture and the Securities do not include any opinion with respect to (i) the creation, validity, perfection or priority of any security interest or lien, or (ii) compliance with laws relating to permissible rates of interest.

We do not express any opinion herein concerning any laws other than the laws of the State of California, the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Form 8-K, to the incorporation by reference of this opinion letter into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus, the Preliminary Prospectus, and the Final Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Best regards,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth